UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

Mobility Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43276	39-4621962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5860 Trinity Parkway, Suite 600, Centreville, Virginia, 20120

(Address of principal executive offices) (Zip Code)

(703) 934-2664
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	MBGL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Member

The board of directors (the “Board”) of Mobility Global Inc. (the “Company”) appointed Joseph R. Hinrichs as a director of the Board, increasing the size of the Board from two to three directors, effective as of 11:59 p.m. New York City time on June 25, 2026. Upon his appointment, Mr. Hinrichs will be a member of the Company’s Audit Committee and Nominating and Compensation Committee.

The Board has determined that Mr. Hinrichs (i) qualifies as an “independent” director under all applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), (ii) is financially literate as required by the rules and regulations of the NYSE, and satisfies the definition of “audit committee financial expert” set out in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act, and (iii) satisfies the requirements for audit committee membership established by Rule 10A-3 under the Exchange Act, and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

It is expected that Mr. Hinrichs will be appointed as Chair of the Board as of and following the effective time of the previously announced distribution of the Company’s common stock by S&P Global Inc. (“S&P Global”) to holders of S&P Global’s common stock on a pro rata basis (the “Spin-Off”). The Spin-Off is expected to be effective as of 12:01 a.m., New York City time, on July 1, 2026.

Biographical information for Mr. Hinrichs is set forth in the section titled “Management” of the Information Statement, dated May 27, 2026 (the “Information Statement”), included as Exhibit 99.1 to the Company’s Current Report on Form 10, which was filed with the SEC on May 27, 2026, and such information and description are incorporated by reference herein.

Mr. Hinrichs has no family relationships with any member of the Board or any executive officer of the Company and is not a party to any transactions that would be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hinrichs and any other person and the Company pursuant to which Mr. Hinrichs was appointed to serve in his role.

Following the consummation of the Spin-Off, Mr. Hinrichs will participate in the Company’s director compensation program, pursuant to which Mr. Hinrichs will receive: an annual cash retainer of $80,000, payable quarterly; an additional annual cash retainer of $100,000 for service as Chair of the Board; an annual equity retainer with a grant date value of $220,000 in Restricted Stock Units (“RSUs”), which will cliff-vest after one year, and a one-time RSU award to be granted in connection with the Spin-Off, with a grant date value of $400,000, which will cliff-vest after three years.

2026 Long Term Incentive Plan

Effective as of 12:01 a.m. New York City time on July 1, 2026, the Board adopted the Mobility Global Inc. 2026 Long Term Incentive Plan (the “LTIP”). The Information Statement under the section entitled “Compensation Discussion and Analysis” contains a description of the LTIP. Such information is incorporated by reference in this Item 5.02.

Chief Executive Officer Compensation Changes

The Board approved the following changes to the compensation of William Eager, the Company’s Chief Executive Officer: (i) an increase in Mr. Eager’s annual base salary to $900,000, effective July 1, 2026, (ii) an increase in Mr. Eager’s annual target incentive opportunity to 150% of base salary, effective July 1, 2026 and (iii) a grant of RSUs having a grant date value of $2,500,000, to be granted on or around September 1, 2026, subject to further approval by the Board, which grant will vest in substantially equal annual installments over three years from the grant date.

Executive Severance Plan

Effective as of 12:01 a.m. New York City time on July 1, 2026, the Board adopted the Mobility Global Inc. Executive Severance Plan (the “Severance Plan”). Pursuant to the Severance Plan, if an executive officer is terminated without “cause” or resigns for “good reason”, subject to such executive officer’s execution and non-revocation of a release of claims, such executive officer will receive the following severance benefits:

•	(i) If such termination occurs more than six months prior to or more than 24 months following a “change in control” of the Company, cash severance equal to 1.5 times (or, in the case of the Company’s Chief Executive Officer, two times) such executive officer’s annual base salary, payable over an 18-month period (or, in the case of the Company’s Chief Executive Officer, a 24-month period), and (ii) if such termination occurs within six months prior to or within 24 months following a change in control of the Company, cash severance equal to 1.5 times (or, in the case of the Company’s Chief Executive Officer, two times) such executive officer’s annual base salary and target annual bonus, payable in a lump sum;

•	If such termination occurs after March 31 of any year, a pro rata annual bonus for such year of termination based on actual performance;

•	18 months of subsidized healthcare continuation benefits; and

•	$25,000 (or, in the case of the Company’s Chief Executive Officer, $50,000) in outplacement benefits.

Annual Incentive Plan

Effective as of 12:01 a.m. New York City time on July 1, 2026, the Board adopted the Mobility Global Inc. Annual Incentive Plan (the “AIP”). The AIP will govern annual bonuses for the Company’s executive officers following the Separation and provides the Nominating and Compensation Committee of the Board with discretion to establish terms and conditions for such annual bonuses.

Legacy 401(k) Plan Supplement

Effective as of 12:01 a.m. New York City time on July 1, 2026, the Board adopted the Mobility Global Inc. Legacy 401(k) Savings and Profit Sharing Plan Supplement (the “Mobility Global 401(k) Supplement”). The Mobility 401(k) Supplement is a deferred compensation plan that, pursuant to Employee Matters Agreement, was carved out from S&P Global Inc.’s 401(k) Savings and Profit Sharing Plan Supplement (the “S&P Global 401(k) Supplement”) for purposes of administering deferrals made, and benefits accrued, by Mobility Global employees prior to the Separation. The Mobility Global 401(k) Supplement will operate on substantially the same terms as the S&P Global 401(k) Supplement, provided that the Mobility Global 401(k) Supplement will be frozen as to new deferral elections and employer contributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2026	Mobility Global Inc.

	By:	/s/ Taptesh (Tasha) K. Matharu
Taptesh (Tasha) K. Matharu
Chief Legal Officer and Corporate Secretary